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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 22, 2000 (except with respect to the matters discussed in Note 14, as to which the date is July 18, 2000) included in the MRV Communication, Inc.'s report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 1999 and to all references to our firm included in this registration statement.


/s/Arthur Anderson LLP
Arthur Anderson



Los Angeles, California
August 24, 2000